SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all requirements for effectiveness of this Post-Effective Amendment to the Registration Statement pursuant to Rule 485(b) of the Securities Act and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth and State of New Hampshire on the 28th day of August, 2003.

                                        CITIZENS FUNDS

                                        By /S/  Sean P. Driscoll
                                        ----------------------------------------
                                        Sean P. Driscoll, Treasurer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement on Form N-1A has been signed by the following persons in the capacities indicated below on August 28, 2003.

Sophia Collier*                         Trustee, President, Principal Executive
---------------------------             Officer
(Sophia Collier)

/S/ Sean P. Driscoll                    Treasurer
---------------------------
(Sean P. Driscoll)

Judy Belk*                              Trustee
---------------------------
(Judy Belk)

Walter D. Bristol, Jr.*                 Trustee
---------------------------
(Walter D. Bristol, Jr.)

Jeannie H. Diefenderfer*                Trustee
---------------------------
(Jeannie H. Diefenderfer)

Pablo Eisenberg*                        Trustee
---------------------------
(Pablo Eisenberg)

Orlando Hernandez*                      Trustee
---------------------------
(Orlando Hernandez)

Mitchell Johnson*                       Trustee
---------------------------
(Mitchell Johnson)

Martha Pope*                            Trustee
---------------------------
(Martha Pope)

*By:   /S/  Sean P. Driscoll
       ---------------------
       Sean P. Driscoll
       Pursuant to Powers of Attorney